UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2020

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 438-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 5.07.  Submission of Matters to a Vote of Security Holders.

AXT, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 21, 2020.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of two (2) Class I directors to hold office for a three-year term and until their successors are elected and qualified:

Name of Director	For	%	Withheld	%	Broker Non-Votes
Dr. Morris S. Young	24,130,284	96.3	928,141	3.7	8,932,184
Dr. David C. Chang	23,255,486	92.8	1,802,939	7.2	8,932,184

Dr. Morris S. Young and Dr. David C. Chang were duly elected as the Class I directors.

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
15,111,060	8,141,677	1,805,688	8,932,184

The compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2020, was approved on an advisory basis.

Proposal 3: Ratification of the appointment of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

32,203,789
For	Against	Abstain
32,964,048	979,673	46,888

The appointment of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

By:	/s/ Gary L. Fischer
Gary L. Fischer Chief Financial Officer and Corporate Secretary

Date:  May 22, 2020